UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2007

RAM ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50682	20-0700684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 E. Skelly Drive, Suite 650, Tulsa, Oklahoma	74135
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(918) 663-2800

______________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On May 15, 2007, RAM Energy, Inc., a wholly owned subsidiary of RAM Energy Resources, Inc., completed the purchase of oil and gas leases in the Permian Basin area of Southeast New Mexico and West Texas on which are located 120 wells. The seller is Layton Enterprises, Inc., a privately owned company located in Lubbock, Texas. RAM Energy acquired a 100 percent working interest in all of the leases and is now the operator of all of the leases.

The purchase price for the acquired leases was $18.5 million, subject to customary closing adjustments. Daily net production from the acquired wells totaled 232 barrels of oil per day and 290 Mcf of natural gas per day during the month of January 2007. Net cash flow from the acquired wells for the twelve months ended December 2006 totaled $4.1 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 15, 2007	RAM ENERGY RESOURCES, INC.

By: /s/ Larry E. Lee
Name: Larry E. Lee

Title:  Chairman, President and Chief Executive Officer